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                                                                    EXHIBIT 10.3



                          INVESTMENT BANKING AGREEMENT

      THIS AGREEMENT is made as of this February ___, 2004, by and between CytRx, a Delaware Corporation having its principal office at 11726 San Vicente Boulevard Suite 650 Los Angeles , California 90049 (the "Company"), and GUNN ALLEN FINANCIAL, INC., a Florida corporation having an office at 1715 N. Westshore Boulevard, Suite 700, Tampa, Florida 33607 ("GAF").

      In consideration of the mutual premises contained herein and on the terms and conditions hereinafter set forth, the Company and GAF agree as follows:

            1. PROVISION OF SERVICES. The Company hereby retains GAF and GAF hereby accepts such retention to perform consulting services related to corporate finance and investment banking matters. The Company may concurrently obtain corporate finance and investment banking services from other parties and GAF may provide such services to other parties, provided that those parties are not actively involved in the research and development of products based on RNAi interference. GAF shall undertake all reasonable efforts to perform for the Company the duties described herein. In this regard, GAF shall devote such time and attention to the business of the Company as shall be determined by GAF, in its sole discretion.

                  (A) GAF agrees, to the extent reasonably required in the conduct of the business of the Company, and at the Company's written request to GAF's Senior Vice President of Corporate Finance (or such other similarly qualified person designated by GAF), to provide consulting services to the Company, including the following:

                        (1) advice with respect to the capital markets and the structuring of and sources of funds for private placements and other financing transactions (provided that if the Company elects to have GAF act as a placement agent or in any other capacity for the Company in any financing transaction and GAF agrees to act in such capacity, the compensation in addition to that already paid to GAF under this Agreement to be paid to GAF for acting in such capacity shall be separately negotiated by the parties);

                        (2) advice with respect to the structuring of, and the possible identification of specific opportunities for the Company to enter into, mergers, acquisitions, consolidations, joint ventures, product in-licensing and out-licensing, divestitures and other similar corporate finance transactions (provided that if the Company elects in its sole discretion to have GAF act as the Company's authorized agent in connection with any such transaction transaction and GAF agrees to act in such capacity, the compensation in addition to that already paid to GAF under this Agreement to be paid to GAF for acting in such capacity shall be separately negotiated by the parties); and

                        (3) advice with respect to the preparation of investor presentations and possible introductions to capital conferences, broker-dealers, research analysts and investment companies that GAF believes to be in the Company's best interests.

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                  (B)   GAF shall use reasonable efforts in furnishing advice
and recommendations, and for this purpose GAF shall at all times maintain or keep and make available qualified personnel or a network of qualified outside professionals for the performance of its obligations under this Agreement, at its sole expense. To the extent reasonably practicable, GAF shall so use its own personnel rather than outside professionals and shall identify in writing to the Company any such outside personnel that it proposes to use prior to engaging such personnel.

                  (C) If warranted and mutually agreed upon by and between the Company and GAF, the Company shall use reasonable efforts to invite a representative appointed by GAF to attend and participate as an investment banking consultant to the Company in at least one meeting of its Board of Directors for every year that this Agreement is in effect. The Company shall provide notice of such meetings to GAF at least two (2) weeks prior to the date that the meeting at which GAF is permitted to attend is scheduled to occur. GAF will use its reasonable efforts to attend any other meetings of the Company's Board of Directors to which the Company requests GAF's attendance. Any reasonable expenses incurred by GAF in attending such meetings shall be borne for by the Company.

            2. TERM. Unless otherwise provided for in this Agreement, GAF's retention hereunder shall be for a term of two (2) years, commencing on the date hereof and expiring on the second anniversary date of this Agreement (the "Termination Date"). Except as provided for in Section 8 below, GAF may not terminate this Agreement without the written consent of the Company prior to the Termination Date. In the event that the Company desires to terminate this Agreement, without "cause", prior to the Termination Date, it shall provide GAF with at least thirty (30) days prior written notice of its intention to terminate this Agreement and this Agreement shall so terminate following the expiration of this thirty (30) day period, without any further liability or responsibility for either party; provided, however, that GAF shall be entitled to retain the Compensation Shares (as defined in Section 3 below) and receive all un-reimbursed expenses, if any, outstanding as of the date of termination.

            3.    COMPENSATION.

                  (A) As payment in full for the services rendered under this Agreement by GAF, the Company shall issue GAF 150,000 shares of its common stock (the "Compensation Shares") upon execution of this Agreement. GAF agrees that it will not sell or otherwise transfer any of the Compensation Shares during the 18-month period following the date of this Agreement. Notwithstanding the foregoing, in the event (i) the Company's common stock is listed on The NASDAQ National Market(R), or (ii) a Change of Control (as hereafter defined) occurs, the restricted period shall be eliminated, subject to applicable federal securities laws. A Change of Control means the occurrence of one of the following:

                  (i) a "person" or "group" within the meaning of Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities in any one or more

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                  transactions; provided, however, that purchases by employee benefit plans of the Company, or the Company or its current affiliates shall be disregarded;

                  (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the operating assets of the Company, other than an internal restructuring of the Company; or

                  (iii) a merger or consolidation, or a transaction having a similar effect unless such merger, consolidation or similar transaction is with a subsidiary of the Company or with another company, a majority of whose outstanding capital stock is owned by the same persons or entities who own a majority of the Company's outstanding common stock at such time, where (A) the Company is not the surviving corporation, (B) the majority of the common stock of the Company is no longer held by the stockholders of the Company immediately prior to the transaction, or (C) the Company's common stock is converted into cash, securities or other property (other than the common stock of a company into which the Company is merged).

                  (B) The Company shall reimburse GAF for its reasonable out-of-pocket travel expenses incurred in connection with performing the services under this Agreement, provided that any expenditure in excess of [$500] shall be approved in writing in advance by the Company.

            4. REPRESENTATIONS AND WARRANTIES OF GAF. GAF represents and warrants that:

                  (A) it is a securities broker-dealer duly licensed and registered pursuant to federal and state securities laws rules and regulations;

                  (B) it has the authority and ability to provide the services contemplated in this Agreement;

                  (C) it is a member in good standing with the NASD and is in good standing with all states within which it is registered to conduct securities business; and

                  (D) it will perform the services under this Agreement in compliance with all applicable laws and regulations, including without limitation all federal and state securities laws and regulations.

            5. INDEMNIFICATION. The Company agrees to indemnify and hold harmless GAF and its affiliates, the respective directors, officers, partners, agents and employees and each other person, if any, controlling GAF or any of its affiliates (collectively the "GAF Parties") from all losses, claims, damages, liabilities and expenses incurred by them (including reasonable attorney's fees and disbursements) that result from any violations of securities laws or rules or any untrue statements made by the Company, its agents or employees, or any statements omitted to be made in connection with securities related matters by the Company, its agents or employees. GAF will indemnify and hold harmless the Company and the respective directors, officers, agents and employees of the Company

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      (the "Company Parties") from and against all losses, claims, damages, liabilities and expenses that result from malfeasance or negligence in the performance of GAF's duties hereunder (including reasonable attorney's fees and disbursements). Each person or entity seeking indemnification hereunder shall promptly notify the Company or GAF as applicable, of any loss, claim, damage or expense for which the Company or GAF as applicable, may become liable pursuant to this Section 5. Neither party shall pay, settle or acknowledge liability under any such claim without the written consent of the party liable for indemnification, and shall permit the Company or GAF as applicable a reasonable opportunity to cure any underlying problem or to mitigate damages. The scope of this indemnification between GAF and the Company shall be limited to, and pertain only to certain transactions contemplated or entered into pursuant only to this Agreement.

The Company or GAF, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification within fifteen (I5) days of notice of the claim.

            6. STATUS OF GAF. GAF shall at all times be an independent contractor of the Company and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company or bind it to any agreements.

            7. OTHER ACTIVITIES OF GAF. The Company recognizes that GAF now renders and may continue to render financial consulting, management, investment banking and other services to other companies that may or may not conduct business and activities similar to those of the Company. Subject to Section 1 above and to Section 17 below, GAF shall be free to render such advice and other services and the Company hereby consents thereto. GAF shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes, in its sole discretion.

            8. COVENANTS OF THE COMPANY. The Company covenants, promises and agrees that:

                  (A) During the term of this Agreement, the Company shall provide GAF at least thirty (30) days prior written notice of the proposed sale of any securities of the Company in a "Regulation S" or "Regulation D" offering. Such notice shall specify the type of securities to be offered, the purchase price thereof, the terms and conditions of the offering and the proposed offering date. GAF shall be entitled to immediately terminate this Agreement and retain all of the compensation set forth herein without offset and with no further liability to the Company, in the event that, during the term of this Agreement, the Company completes a sale of its securities pursuant to a Regulation D or S offering, without GAF's prior written consent thereto.

                  (B) The Company shall immediately notify GAF in the event that it is de-listed from the NASDAQ Small Cap Market. The Company understands and acknowledges that, in the event of any such de-listing, GAF will be entitled to terminate this Agreement, in its sole and absolute discretion, and the Company shall pay to GAF all unpaid expenses, as provided for in Section 2 above.

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                  (C)   during the term of this Agreement, the Company shall
furnish GAF with copies of its annual, quarterly and proxy filings with the SEC, immediately upon the Company's filing thereof.

                  (D) the Company shall make available at reasonable times and upon reasonable advance request by GAF appropriate Company personnel to attend due diligence or similar meetings with GAF's investment banking personnel.

            9. CONTROL. Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation or By-Laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the affairs of the Company.

            10. PUBLIC DISCLOSURE REQUIREMENT. Within thirty (30) business days of the final execution of this Agreement, the Company shall cause the release of a public announcement which sets forth, in pertinent part, a description of this Agreement, including without limitation, the name of GAF, the nature of the services to be provided hereunder by GAF and the compensation paid to it in connection herewith. At least three (3) business days prior to the dissemination of any such public announcement or filing containing the above required description, the Company shall submit to GAF, for its review and comment, the proposed public announcement or description. GAF shall thereafter have three (3) business days within which to submit its additions or amendments to the public announcement and/or description for inclusion therein, which additions and amendments shall be incorporated in the final version disseminated by the Company, unless, in the reasonable judgment of counsel to the Company, such additions or amendments cannot be incorporated. Furthermore, during the term of this Agreement, the Company shall disclose in its quarterly and annual filings the nature and terms of this Agreement, to the extent counsel for the Company determines that such disclosure is required.

            11. NOTICES. Any notices hereunder shall be sent to the Company and GAF at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

            12. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior discussion, agreements and understandings between them with respect thereto. This Agreement may not be modified except in a writing signed by the parties.

            13. JURISDICTION AND VENUE. This Agreement has been made in the State of Florida and shall be governed by and construed in accordance with the laws thereof without regard to principles of conflict of laws. Any proceeding commenced by GAF to enforce or interpret any provision of this Agreement shall be brought in the City of Los Angeles, State of California. Any proceeding commenced by the Company to enforce or interpret any provision of this Agreement shall be brought in the City of Tampa, State of Florida.

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            14.   NO ASSIGNMENT. Neither this Agreement nor the rights of either party hereunder shall be assigned by either party without the prior written consent of the other party.

            15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            16. NON-COMPLIANCE. If any provision of this Agreement conflicts with any law, rule or regulation of any federal, state or self-regulatory organization, including the Securities and Exchange Commission, the blue-sky laws of any state, the National Association of Securities Dealers, Inc., or any other governmental authority having jurisdiction over the activities or services described herein, then in that event, the Company and GAF shall amend this Agreement to bring any affected provision into compliance with such regulations.

            17. CONFIDENTIALITY. In performing consulting services pursuant to this Agreement, GAF from time to time will require from the Company and its directors, officers, employees, representatives, advisors and its affiliates (collectively, the "Disclosing Parties"), certain oral and written information concerning the Company and its business and operations. In this connection, GAF agrees as follows:

                  (A) The Evaluation Material (as defined below) will be used by GAF solely for the purpose of performing consulting services hereunder, and all the Evaluation Material will be kept confidential and will not be reproduced, disclosed, distributed or communicated, directly or indirectly, in whole or in part, by GAF to any other person except those of its employees, agents, and advisors and those representatives of its advisors (the persons to whom such disclosure is permissible being collectively called its "Representatives") using such information for such purpose. The term "person" as used in this agreement is intended to be interpreted broadly to include, without limitation, any corporation, company, partnership or individual.

                  (B) GAF will inform each of its Representatives which have, or will have, access to any or all of the Evaluation Materials, of the existence and substance of this Agreement, and will take all reasonable action necessary to cause its Representatives to observe the confidentiality requirements of this Agreement. GAF agrees that it will be responsible for any breach of this Agreement by any of its Representatives.

                  (C) Notwithstanding the other provisions hereof, GAF agrees that the Evaluation Material will not be used by it or any of its Representatives in any way detrimental to the Company, including, without limitation, to the competitive disadvantage of the Company. GAF further agrees to immediately notify the Company in the event it becomes aware of any unauthorized use of the Evaluation Material.

                  (D) The term "Evaluation Material" as used in this Agreement means all information and documents, whether in written or oral form, which any Disclosing Party furnishes or otherwise discloses to GAF or any of its Representatives, whether furnished or otherwise disclose before, on or after the date of this Agreement, together with all analyses,

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compilations, studies or other documents, records or data prepared by GAF or any of its Representatives which contain or otherwise reflect or are generated from such information and documents. "Evaluation Material" does not, however, include any information which (i) is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by GAF or any of its Representatives) or (ii) was available to GAF on a non-confidential basis from a source other than a Disclosing Party that is not and was not bound by a confidentiality agreement with any Disclosing Party or otherwise prohibited from transmitting the information to you on a non-confidential basis by a contractual, legal or fiduciary obligation.

                  (E) Upon the termination of this Agreement, or if the Company so requests at any time, GAF will promptly destroy or arrange for the return to the Company of all Evaluation Material in GAF's possession or in the possession of any of its Representatives, and any copies, notes, extracts or other reproduction thereof, without retaining any copy thereof.

                  (F) GAF agrees that the Evaluation Material is and shall remain the sole and exclusive proprietary property of the Company, and that GAF acquires no license or other rights whatsoever in the Evaluation Material by virtue of this Agreement, or by virtue of any disclosure of the Evaluation Material pursuant hereto. GAF agrees that it will not claim any rights of any kind in the Evaluation Material.

                  (G) GAF recognizes and acknowledges the competitive value and confidential nature of the Evaluation Material and the irreparable damage that could result to the Company if information contained therein is disclosed to any third party in violation of this Agreement. GAF agrees that money damages would not be a sufficient remedy for any breach of this Agreement and that, in addition to all other remedies, the Company will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and GAF further agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

Gunn Allen Financial, Inc.                     CytRx Corporation

/s/ RICHARD FRUEH                              /s/ STEVEN A. KRIEGSMAN
------------------------------                 --------------------------------
By:  Richard Frueh                             By: Steven A. Kriegsman
Its: Chief Executive Officer                   Its:Chief Executive Officer